                                                                    Exhibit 99.4

N E W S  B U L L E T I N

          FROM:                                        [LOGO]

                                                  W O R L D W I D E
 FRB|WEBER SHANDWICK                              -----------------
     FINANCIAL COMMUNICATIONS            R E S T A U R A N T  C O N C E P T S


                                        15301 Ventura Blvd., Bldg B, Suite 300
                                        Sherman Oaks, CA 91403
                                        (818) 662-9800
                                        NYSE: SZ

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FOR FURTHER INFORMATION:

AT THE COMPANY:                                                   AT FRB|WEBER SHANDWICK:
Keith Wall                        Kim Forster                     James Hoyne                   Tricia Ross
Vice President and CFO            Vice President, Planning        General Information           Investor/Analyst Contact
(818) 662-9800                    (818) 662-9800                  (310) 996-7463                (310) 996-7454
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

FOR IMMEDIATE RELEASE
December 19, 2001

                 WORLDWIDE RESTAURANT CONCEPTS, INC. ANNOUNCES
                      OPENING OF 14/TH/ PAT & OSCAR'S(SM)

SHERMAN OAKS, CA--December 19, 2001--Worldwide Restaurant Concepts, Inc. (NYSE:
SZ) today announced the opening of the 14/th/ Pat & Oscar's restaurant. The restaurant is located in Ontario at the Ontario Mills mall, a major regional shopping mall and outlet complex in Southern California.

"This is our third restaurant opening of the fiscal year and we're steadily widening Pat & Oscar's geographic presence in Southern California. Ontario Mills marks our furthest expansion northeast of San Diego County and the next step in our expansion of the brand throughout Southern California," said Charles Boppell, President and CEO of Worldwide Restaurant Concepts. "We have been very pleased with the guest response as we've expanded and plan to leverage our growing brand awareness by opening 4 to 5 more restaurants next fiscal year," concluded Mr. Boppell.

About Worldwide Restaurant Concepts
Worldwide Restaurant Concepts, Inc., formerly known as Sizzler International, Inc., operates, franchises or joint ventures 337 Sizzler(R) restaurants worldwide, 107 KFC(R) restaurants primarily located in Queensland, Australia, and 14 Pat & Oscar's(SM) restaurants.


To the extent that certain statements contained in this document may be deemed under federal securities laws to be forward-looking statements, Worldwide Restaurant Concepts intends that they be subject to the safe-harbor applicable to forward-looking statements under such laws.